                                                                    EXHIBIT 11.4

                            PAGEMART WIRELESS, INC.
                    COMPUTATION OF PER SHARE EARNINGS (LOSS)


                                                             NINE MONTHS ENDED SEPTEMBER 30, 1998
                                                   -----------------------------------------------------
                                                     NUMBER                PERCENT           EQUIVALENT
                                                    OF SHARES            OUTSTANDING           SHARES
                                                   ----------            -----------        ------------
COMMON STOCK

From Founders' Stock                                2,300,000                 100.00%          2,300,000
Stock Options Exercised                             1,057,725                  84.70%            895,871
Preferred Stock Converted to Common Stock          15,310,943                 100.00%         15,310,943
1994 Common Stock Offerings                        11,242,857                 100.00%         11,242,857
1995 Common Stock Offerings                         4,323,874                 100.00%          4,323,874
1996 Common Stock Offerings                         6,000,000                 100.00%          6,000,000
Employee Stock Purchase Plan Shares Issued             90,641                  89.27%             80,916
Warrants Exercised                                     48,300                 100.00%             48,300
                                                   ----------                               ------------
                                                   40,374,340                                 40,202,761

WEIGHTED AVERAGE SHARES OUTSTANDING                                                           40,202,761

NET LOSS                                                                                    $(44,485,195)

NET LOSS PER SHARE                                                                          $     ($1.11)
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